UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2022
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 13, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Couchbase, Inc. (the “Company”) approved the terms of a discretionary cash bonus payable to Matthew Cain, the Company’s President and Chief Executive Officer, in the aggregate amount of $1,000,000 (the “Bonus”) payable in portion on each of the following dates (each, a “Retention Date”), subject to Mr. Cain’s continued employment with the Company through each Retention Date:

•$500,000 will be paid on October 31, 2022;
•$250,000 will be paid on January 31, 2023; and
•$250,000 will be paid on April 30, 2023.

The Bonus is intended to reward Mr. Cain in recognition of his performance and leadership in his role as the Company’s President and Chief Executive Officer. The Committee determined that approval of the Bonus was in the best interest of the Company and its stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Couchbase, Inc.

/s/ Margaret Chow
By:	Margaret Chow
Title:	Chief Legal Officer

Date: October 14, 2022